Exhibit 10.2

SELLER GUARANTY AND SECURITY AGREEMENT

dated as of December 5, 2014

made by

DAKOTA PLAINS HOLDINGS, INC.
DAKOTA PLAINS TRANSLOADING, LLC,
DAKOTA PLAINS SAND, LLC and
DAKOTA PLAINS MARKETING, LLC

as Grantors

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

WORLD FUEL SERVICES CORPORATION,
as Security Agent

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ii

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Schedules

Schedule 1	-	Notice Addresses
Schedule 2	-	Pledged Securities and Promissory Notes
Schedule 3	-	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	-	Legal Name, Organizational Status, Chief Executive Office
Schedule 5	-	Prior Names and Prior Chief Executive Offices
Schedule 6	-	Patents and Patent Licenses
Schedule 7	-	Trademarks and Trademark Licenses
Schedule 8	-	Copyrights and Copyright Licenses
Schedule 9	-	Vehicles
Schedule 10	-	Commercial Tort Claims
Schedule 11	-	Letter-of-Credit Rights

Annexes

Annex I	-	Form of Joinder Agreement
Annex II	-	Form of Intellectual Property Security Agreement
Annex III	-	Form of Acknowledgment and Consent

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THIS DOCUMENT AND THE GRANTORS’ OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SELLER SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”), DATED AS OF DECEMBER 5, 2014, BY AND AMONG (I) WORLD FUEL SERVICES CORPORATION, A FLORIDA CORPORATION, PETROLEUM TRANSPORT SOLUTIONS, LLC, A MINNESOTA LIMITED LIABILITY COMPANY, WORLD FUEL SERVICES, INC., A TEXAS CORPORATION, AND WESTERN PETROLEUM COMPANY, A MINNESOTA CORPORATION, (II) DAKOTA PLAINS TRANSLOADING, LLC, A MINNESOTA LIMITED LIABILITY COMPANY, DAKOTA PLAINS SAND, LLC, A MINNESOTA LIMITED LIABILITY COMPANY, AND DAKOTA PLAINS MARKETING, LLC, A MINNESOTA LIMITED LIABILITY COMPANY, (III) THE GUARANTORS PARTY THERETO AND (IV) SUNTRUST BANK, A GEORGIA BANKING CORPORATION; AND EACH PARTY TO THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SELLER GUARANTY AND SECURITY AGREEMENT

THIS SELLER GUARANTY AND SECURITY AGREEMENT, dated as of December 5, 2014 is made by DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (“Dakota Plains Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Plains Sand”) and DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Plains Marketing”), DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”), and certain Subsidiaries of Holdings identified on the signature pages hereto as “Guarantors” (together with the Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, Holdings and any other Subsidiary of Holdings that becomes a party hereto from time to time on or after the date hereof, each, a “Grantor” and, collectively, the “Grantors”), in favor of WORLD FUEL SERVICES CORPORATION, a Florida corporation, as security agent (in such capacity, the “Security Agent”) for and on behalf of World Fuel Services Corporation (“WFSC”), Petroleum Transport Solutions, LLC, a Minnesota limited liability company (“PTS”), World Fuel Services, Inc., a Texas corporation (“WFSI”), and Western Petroleum Company, a Minnesota corporation (“Western” and together with WFSC, PTS and WFSI, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Holdings, Dakota Plains Transloading, Dakota Plains Sand and Dakota Plains Marketing are entering into that certain Membership Interest Purchase Agreement, dated as of the date hereof with PTS (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”); and

WHEREAS, it is a condition precedent to the Closing (as defined in the Purchase Agreement) that the Grantors are required to enter into this Agreement, pursuant to which the Grantors shall guaranty the following obligations (collectively, the “Obligations”): (i) the obligations of Holdings under and pursuant to Section 2.2(b) of the Purchase Agreement and otherwise in respect of the Operational Override (as defined in the Purchase Agreement), (ii) the obligations of Ho ldings under and pursuant to the Indemnification and Release Agreement (as defined in the Purchase Agreement), and (iii) the obligations of DPTS Marketing, LLC (“DPTSM”) under the Railcar Sublease, and the Grantors shall grant Liens on their personal property to secure the Obligations;

WHEREAS, in connection with the Closing, Dakota Plains Transloading, Dakota Plains Marketing and Dakota Plains Sand have entered into the Senior Credit Agreement (as defined in the Subordination Agreement defined below) with SunTrust Bank, as administrative agent (the “Administrative Agent”) and certain lenders;

WHEREAS, the Secured Parties have agreed to certain intercreditor and other provisions with the Administrative Agent pursuant to the Subordination Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Purchase Agreement and related documentation, each Grantor hereby agrees with the Security Agent and Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions.

(a)    Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings assigned to such terms in the Purchase Agreement, and the terms “Account Debtor”, “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Securi ties Account”, “Security”, “Supporting Obligation”, and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof.

(b)    The following terms shall have the following meanings:

“Agreement” shall mean this Seller Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Collateral” shall have the meaning set forth in Section 3.1.

“Copyright Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 8.

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 “Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existi ng or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 8.

 “Event of Default” shall mean failure to pay or perform any of the Obligations when and as the same shall become due.

“Excluded Property” shall mean (i) any voting Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock of any Foreign Subsidiary (ii) any intent-to-use U.S. trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the U.S. Patent and Trademark Office and that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Lien thereon (provided that each intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance) and (iii) any rights or interes t in any contract, lease, permit, license, charter or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto in existence on the date hereof, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained after the exercise by the Secured Parties of commercially reasonable efforts to do so (provided, that the foregoing exclusions of this clause (iii) shall in no way be construed (A) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, (B) to limit, impair, or otherwise affect the Secured Parties’ continuing security interests in and liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement, or (C) to apply to the extent that any consent or waiver has been obtained that would permit the security interest of lien notwithstanding the prohibition); provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).

“Guarantors” shall mean, collectively, each Grantor.

“Issuers” shall mean, collectively, each issuer of a Pledged Security.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Monetary Obligation” shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

“Note” shall mean an instrument that evidences a promise to pay a Monetary Obligation and any other instrument within the description of “promissory note” as defined in Article 9 of the UCC.

“Patent Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 6.

“Patents” shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renew als, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 6.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Pledged Certificated Stock” shall mean all certificated securities and any other Capital Stock or Stock Equivalent of any Person, other than Excluded Property, evidenced by a certificate, instrument or other similar document, in each case now owned or at any time hereafter acquired by any Grantor, and any dividend or distribution of cash, instruments or other property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2.

“Pledged Securities” shall mean, collectively, all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” shall mean any Capital Stock or Stock Equivalent of any Person, other than Pledged Certificated Stock and Excluded Property, in each case now owned or at any time hereafter acquired by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company not constituting

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Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any dividend or distribution of cash, instruments or other property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2.

“Railcar Sublease” shall mean collectively the five Amended and Restated Railcar Sublease Agreements between Western and DPTS Marketing, LLC, as amended by the Sublease Amendment and as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Secured Obligations” shall have the meaning set forth in Section 3.1.

 “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Senior Credit Agreement” shall have the meaning assigned to such term in the Subordination Agreement.

“Senior Debt Documents” shall have the meaning assigned to such term in the Subordination Agreement.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equit y or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Holdings.

“Trademark Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 7.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any St ate thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or

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payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 7.

“Underlying Documents” shall mean, collectively, the Purchase Agreement, the Indemnification and Release Agreement and the Railcar Sublease.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Vehicles” shall mean all vehicles covered by a certificate of title law of any state and, in any event, shall include the vehicles listed on Schedule 9 and all tires and other appurtenances to any of the foregoing.

Section 1.2     Other Definitional Provisions; References. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be constr ued to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTEE

Section 2.1     Guarantee.

(a)    Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of all Obligations (collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)    Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Security Agent or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Security Agent or any Secured Party in favor of Holdings or any other Guarantor.

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(c)    It is the intent of each Guarantor, the Security Agent and each Secured Party that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

 (i)           in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Security Agent or any Secured Party) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

 (ii)          in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Security Agent or any Secured Party) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

 (iii)         in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Security Agent or any Secured Party) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Security Agent or any Secured Party) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in clauses (i), (ii) and (iii) of this subsection, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have receive d valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Security Agent or any Secured Party), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This subsection is intended solely to preserve the rights of the Security Agent and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this subsection as against the

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Security Agent or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(d)    Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full.

Section 2.2     Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Security Agent without set-off or counterclaim in U.S. dollars to the account of the Security Agent specified by it in writing to Holdings.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1     Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Security Agent, and grants to the Security Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the “Secured Obligations”):

(a)     all Accounts and Chattel Paper;

(b)     all Copyrights and Copyright Licenses;

(c)     all Commercial Tort Claims;

(d)     all contracts;

(e)     all Deposit Accounts;

(f)      all Documents;

(g)     all General Intangibles;

(h)     all Goods (including all Inventory, all Equipment and all Fixtures);

(i)      all Instruments;

(j)      all Investment Property;

(k)     all Letter-of-Credit Rights;

(l)      all Notes and all intercompany obligations between the Loan Parties;

(m)    all Patents and Patent Licenses;

(n)     all Pledged Securities;

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(o)    all Trademarks and Trademark Licenses;

(p)    all Vehicles;

(q)    all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and

(r)     to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

Section 3.2     Second Priority Nature of Liens, Subordination Agreement.

Notwithstanding anything herein or in any of the Underlying Documents to the contrary, the lien and security interest granted to the Security Agent pursuant to this Agreement and the exercise of any right or remedy by it hereunder are subject to the provisions of the Subordination Agreement. This document and the Grantors’ obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement.

Section 3.3     Transfer of Pledged Securities Subject to the terms of the Subordination Agreement, all certificates and instruments representing or evidencing the Pledged Certificated Stock shall be delivered to and held by the Security Agent or a Person designated by the Security Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Security Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Security Agent. Notwithstanding the preceding sentence, all Pledged Certificated Stock must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Security Agent, as to permit the Security Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC.

(b)    Notwithstanding anything herein to the contrary, the delivery of any Collateral or any certificates, titles, Instruments, Chattel Paper or Documents evidencing or in connection with such Collateral to the Administrative Agent under and in accordance with the Senior Debt Documents, the granting of “control” (as defined in the UCC) over Collateral and/or the assignment of any Collateral to the Administrative Agent under and in accordance with Senior Debt Documents, shall constitute compliance by the Grantors with the provisions of this Agreement which require delivery, possession, control and/or assignment of certain types of Collateral until such time as Payment in Full (as defined in the Subordination Agreement) has occurred.

Section 3.4    Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Security

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Agent nor any Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Security Agent or any Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall the Security Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.1     Acknowledgments, Waivers and Consents. Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision o f collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law, that each Grantor shall remain obligated hereunder (including with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Security Agent and the Secured Parties under this Agreement and the Underlying Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

 (i)           notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Security Agent or any Secured Party may be rescinded by the Security Agent or such Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by the Security Agent or any Secu red Party; (C) the Underlying Documents and all other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part; (D) any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any of the Underlying Documents, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Security Agent or any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

 (ii)          regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of any of the Underlying Documents, any of the Secured

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Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Security Agent or any Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Security Agent or any Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Security Agent or any Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or trans fer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Secured Obligations; (E) any failure of the Security Agent or any Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability u nder this Agreement or any of the Underlying Documents; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of Holdings or DPTSM for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)    Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in the Underlying Documents, all notices to such Grantor, or to any other Person, including notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by the Security Agent or any Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Security Agent or any Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to Holdings or DPTSM need be given to any Grantor, and all dealings among the Grantors, on the one hand, and the Security Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or

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provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Security Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Security Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Holdings, DPTSM, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Holdings, DPTSM, any othe r Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Security Agent or any Secured Party against any Grantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither the Security Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.2     No Subrogation, Contribution or Reimbursement. Until all Secured Obligations are irrevocably satisfied in full, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Security Agent or any Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Security Agent or any Secured Party against Holdings, DPTSM or any other Grantor or any collateral security or guarantee or right of offset held by the Security Agent or any Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against any other Grantor or against any collateral or security or guarantee or right of offset held by the Security Agent or any Secured Party shall be junior and subordinate to any rights the Security Agent and the Secured Parties may have against such Grantor and to all right, title and interest the Security Agent and the Secured Parties may have in such collateral or security or guarantee or right of offset. The Security Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Secured Parties to enter into the Purchase Agreement and related documentation, each Grantor represents and warrants to the Security Agent and each Secured Party as follows:

Section 5.1     Confirmation of Representations in Purchase Agreement. Each Grantor represents and warrants to the Security Agent and each Secured Party that the representations and

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warranties set forth in Article V of the Purchase Agreement as they relate to such Grantor are true and correct in all material respects (without duplication of any materiality qualifier therein).

Section 5.2     Benefit to the Guarantors. As of the Closing Date, the Guarantors are members of an affiliated group of companies that includes each Guarantor and are engaged in related businesses. The guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor.

Section 5.3     Pledged Securities; Promissory Notes. Schedule 2 correctly sets forth (a) all duly authorized, issued and outstanding Capital Stock of each Guarantor and each other Person that is beneficially owned by each Grantor and (b) all promissory notes held by each Grantor and all intercompany notes between the Grantors, in each case as of the Closing Date.

Section 5.4     Second Priority Liens. The Liens and security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions set forth on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Security Agent in completed and duly executed form (other than fixture filings, which will be so delivered on or prior to December 2 4, 2014)) will constitute valid perfected Liens on, and security interests in, all of the Collateral in favor of the Security Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Liens securing the obligations under the Senior Debt Documents, Liens expressly permitted under Section 7.2 of the Senior Credit Agreement and Liens that have priority over the Liens on the Collateral by operation of law.

Section 5.5     Legal Name, Organizational Status, Chief Executive Office. On the Closing Date, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.6     Prior Names, Prior Chief Executive Offices. Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.5).

Section 5.7     Goods. No portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 5.8     Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent and the Security Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent and the Security Agent does not violate the rights of any other Person as a secured party.

Section 5.9     Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Security Agent or any Secured Party, and all other written information heretofore or hereafter

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furnished by such Grantor to the Security Agent or any Secured Party, is and will be true and correct in all material respects as of the date furnished.

Section 5.10     Accounts. The amount represented by such Grantor to the Security Agent and the Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, C hattel Paper and Payment Intangibles comprising a portion of the Collateral is 294 Grove Lane East, Wayzata, MN 55391.

Section 5.11     Governmental Obligors. None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, except to the extent such Accounts, Chattel Paper or Payment Intangibles have an aggregate value of less than $50,000.

Section 5.12     Copyrights, Patents and Trademarks. Schedule 6 correctly sets forth all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 7 correctly sets forth all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 8 correctly sets forth all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor’s knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in any such Schedule, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.

Section 5.13     Vehicles. All Vehicles owned by such Grantor as of the Closing Date that are not encumbered by Liens expressly permitted under Section 7.2 of the Senior Credit Agreement are set forth on Schedule 9.

Section 5.14     Commercial Tort Claims. Schedule 10 correctly sets forth all Commercial Tort Claims of such Grantor in existence as of the Closing Date.

Section 5.15     Letter-of-Credit Rights. Schedule 11 correctly sets forth all letters of credit under which such Grantor is named as the beneficiary in existence as of the Closing Date.

ARTICLE VI

COVENANTS

Each Grantor covenants and agrees with the Security Agent and each Secured Party, from and after the date of this Agreement until the Secured Obligations shall have been paid in full:

Section 6.1       General Covenant. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Section 6.2       Maintenance of Perfected Security Interest; Further Documentation.

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(a)    Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.4 and shall defend such security interest against the claims and demands of all Persons whomsoever, except with respect to Liens expressly permitted under Section 7.2 of the Senior Credit Agreement.

(b)    At any time and from time to time, upon the request of the Security Agent or any Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Security Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Security A gent or any Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)     Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the request of the Security Agent or any Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Security Agent) requested by the Security Agent to cause the Security Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including executing and delivering any agreements, in form and substance reasonably satisfactory to the Security Agent, with securities intermediaries, issuers or other Persons in order to establish “ control”, and each Grantor shall promptly notify the Security Agent and the Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Security Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the benefit of the Security Agent; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Security Agent and the Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Security Agent) necessary or reasonably requested by the Security Agent to cause the Security Agent to have a perfec ted security interest in such Collateral under applicable law.

(d)    Subject to the terms of the Subordination Agreement, this Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of the Security Agent and the Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.3     Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For further security, the Security Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral.

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Section 6.4     Right of Inspection. Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), the Security Agent and the Secured Parties and their respective representatives shall at all reasonable times have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Security Agent and the Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon req uest (with reasonable notice, unless an Event of Default has occurred and is continuing), at all reasonable times during normal business hours also have the right to enter into and upon any premises where any of the Collateral (including, without limitation, Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor agrees to render to the Security Agent and the Secured Parties and their respective representatives, at such Grantor’s sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing.

Section 6.5     Further Identification of Collateral. Such Grantor will furnish to the Security Agent and the Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

Section 6.6     Changes in Names, Locations. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the ide ntity of any warehouseman, common carrier, other third party transporter, bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor’s jurisdiction of organization, unless such Grantor shall have first (1) notified the Security Agent and the Secured Parties of such change at least 30 days (or such shorter period as the Security Agent may agree) prior to the date of such change, and (2) taken all action reasonably requested by the Security Agent or any Secured Party for the purpose of maintaining the perfection and priority of the Security Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Security Agent’s security interest in the Collateral.

Section 6.7     Compliance with Contractual Obligations. Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral.

Section 6.8     Limitations on Dispositions of Collateral. Neither the Security Agent nor any Secured Party authorizes the Grantors to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Senior Credit Agreement.

Section 6.9     Pledged Securities.

(a)    If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Senior Credit Agreement, such Grantor shall accept the same as the agent of the Security Agent and the Secured Parties, hold the same in

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trust for the Security Agent and the Secured Parties and deliver the same forthwith to the Security Agent in the exact form received, duly indorsed by such Grantor to the Security Agent, if required, together with an undated stock power or other equivalent instrument of transfer reasonably acceptable to the Security Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Security Agent so requests, signature guaranteed, to be held by the Security Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)    Without the prior written consent of the Security Agent, such Grantor will not (i) unless otherwise permitted hereby or under the Senior Credit Agreement, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Senior Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Liens expressly permitted under Section 7.2 of the Senior Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Security Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)    In the case of each Grantor which is an Issuer, and each other Issuer that executes the Acknowledgment and Consent in the form of Annex III (which the applicable Grantor shall use its commercially reasonable efforts to obtain from each such other Issuer), such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Security Agent promptly in writing of the occurrence of any of the events described in subsection (a) of this Section with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.1(c) and Section 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or Section 7.5 with respect to the Pledged Securities issued by it.

(d)    Such Grantor shall furnish to the Security Agent such powers and other equivalent instruments of transfer as may be required by the Security Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Security Agent.

(e)     The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of the Issuer thereof owned by any Grantor, except Pledged Securities of any Foreign Subsidiary shall be limited to not more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary.

(f)     Such Grantor shall not, without executing and delivering, or causing to be executed and delivered, to the Security Agent such agreements, documents and instruments as the Security Agent may reasonably require, issue or acquire any Capital Stock or hold any Pledged Security that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is held in a Securities Account or (iv) constitutes a Security or a Financial Asset.

(g)    Notwithstanding anything herein to the contrary, the delivery of any Collateral or any certificates, titles, Instruments, Chattel Paper or Documents evidencing or in connection with such Collateral to the Administrative Agent under and in accordance with the Senior Debt Documents, the

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granting of “control” (as defined in the UCC) over Collateral and/or the assignment of any Collateral to the Administrative Agent under and in accordance with Senior Debt Documents, shall constitute compliance by the Grantors with the provisions of this Agreement which require delivery, possession, control and/or assignment of certain types of Collateral until such time as Payment in Full (as defined in the Subordination Agreement) has occurred.

Section 6.10   Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (ot her than any right of termination), in each case except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition of Holdings and its Subsidiaries taken as a whole.

Section 6.11   Analysis of Accounts. The Security Agent shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and infor mation as the Security Agent may require in connection therewith. At any time and from time to time, upon the Security Agent’s request and at the expense of each Grantor, such Grantor shall furnish to the Security Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including all original orders, invoices and shipping receipts; provided, the Security Agent shall only make one such request per calendar year unless an Event of Default has occurred and is continuing.

Section 6.12   Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to the Security Agent as soon as practicable, duly endorsed in a manner satisfactory to the Security Agent to be held as Collateral pursuant to this Agreement.

Section 6.13   Copyrights, Patents and Trademarks.

(a)     Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i)maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (ii) employ such Trademark with the appropriate notice of registration, and (iii) not (and not knowingly permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark becomes invalidated.

(b)    Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent becomes abandoned or dedicated.

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(c)     Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Copyright becomes abandoned or dedicated.

(d)    Such Grantor will notify the Security Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(e)     Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Security Agent and the Secured Parties within ten (10) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Security Agent, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and a ny and all other agreements, instruments, documents, and papers as the Security Agent may request to evidence the Security Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and, upon the occurrence and during the continuance of an Event of Default, such Grantor hereby constitutes the Security Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

(f)     Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)    In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Security Agent and the Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to the Security Agent and the Secured Parties, and take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

Section 6.14   Vehicles. Such Grantor shall take all actions requested by the Security Agent to perfect the Security Agent’s security interest in all Vehicles that are not encumbered by Liens expressly permitted under Section 7.2 of the Senior Credit Agreement.

Section 6.15   Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within 30 days after such Commercial Tort Claim satisfies such requirements, notify the Security Agent and the Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to the Security Agent in such writing (for the ratable benefit of the Secured Parties) a security

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interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Security Agent. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $100,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Security Agent, the relevant Grantor shall, within 30 days after such request is made, transmit to the Security Agent and the Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Security Agent in such writing (for the ratable benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Security Agent. For the avoidance of doubt, this Section is specifically subject to the terms of t he Subordination Agreement.

Section 6.16   Post Closing Matters.

(a)     Each Grantor agrees to deliver to the Security Agent substantially contemporaneously with its delivery to the Administrative Agent pursuant to Section 5.15 of the Senior Credit Agreement (i) mortgages covering all real estate owned by such Grantor in favor of the Security Agent; provided, that such mortgages shall be subject to the terms of the Subordination Agreement but otherwise substantially in the same form as the mortgages delivered to the Administrative Agent pursuant to Section 5.15 of the Senior Credit Agreement and (ii) title insurance policies with respect to all real estate owned by such Grantor.

(b)    Upon the request of the Security Agent, each Grantor agrees to deliver to the Security Agent all other documents, agreements and instruments relating to the Collateral delivered to the Administrative Agent pursuant to Section 5.15 of the Senior Credit Agreement and to the extent requested, such document, agreement or instrument shall be (i) made in favor of the Security Agent in substantially the same form as delivered to the Administrative Agent but subject to the terms of the Subordination Agreement and (ii) delivered to the Security Agent substantially contemporaneously with such Grantor’s delivery of such document, agreement or instrument to the Administrative Age nt pursuant to Section 5.15 of the Senior Credit Agreement.

ARTICLE VII

REMEDIAL PROVISIONS

Section 7.1     Pledged Securities.

(a)    Unless an Event of Default shall have occurred and be continuing and the Security Agent shall have given notice to the relevant Grantor of its intent to exercise its corresponding rights pursuant to subsection (b) of this Section, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Senior Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

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(b)    If an Event of Default shall occur and be continuing, then at any time in the discretion of the Security Agent, without notice but subject to the terms of the Subordination Agreement, (i) the Security Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations, and (ii) any or all of the Pledged Securities shall be registered in the name of the Security Agent or its nominee, and the Security Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription an d any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Security Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Security Agent may determine), all without liability except to account for property actually received by it, but the Security Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)     Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Security Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement and the Subordination Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Security Agent.

(d)    After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon, subject to the terms of the Subordination Agreement, become vested in the Security Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Security Agent shall have no duty to exercise any such voting or other consensual rights and shall no t be responsible for any failure to do so or delay in so doing.

Section 7.2     Collections on Accounts. The Security Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Security Agent’s direction and control, and the Security Agent may, subject to the terms of the Subordination Agreement, curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Su bject to the terms of the Subordination Agreement, upon the request of the Security Agent, at any time after the occurrence and during the continuance of an Event of Default each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Security Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Security Agent. Upon the occurrence and during the continuance of an Event of Default, the Security Agent may in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.

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Section 7.3     Proceeds. Subject to the terms of the Subordination Agreement, if required by the Security Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Security Agent in a special collateral account maintained by the Security Agent subject to withdrawal by the Security Agent only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Security Agent for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by the Security Agent (or by any Grantor in trust for the Security Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Security Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Security Agent’s election (subject to the terms of the Subordination Agreement), the Security Agent shall apply all or any part of the funds or Proceeds on deposit in said special collateral account on account of the Secured Obligations, and any part of such funds or Proceeds which the Security Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Security Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.4     UCC and Other Remedies.

(a)    If an Event of Default shall occur and be continuing, the Security Agent, on behalf of the Secured Parties, may, subject to the terms of the Subordination Agreement, exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to it in this Agreement, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Security Agent, without demand of performance or other demand, presentment, protest, advertisemen t or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Security Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any su ch private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the request of the Security Agent (subject to the terms of the Subordination Agreement), to assemble the Collateral and make it available to the Security Agent at places which the Security Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Security Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal

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which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Security Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Security Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Security Agent and the Secured Parties hereunder, including, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, and only after such application and after the paymen t by the Security Agent of any other amount required by any provision of law, including Section 9-615 of the UCC, need the Security Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Security Agent or any Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)    In the event that the Security Agent elects not to sell the Collateral, the Security Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Security Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.5     Private Sales of Pledged Securities. Each Grantor recognizes that the Security Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to th e distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Security Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section valid and binding and in compliance with any and all other applicable law. Each Grantor further agrees that a breach of any of the covenants con tained in this Section will cause irreparable injury to the Security Agent and the Secured Parties, that the Security Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(b)    Notwithstanding anything herein to the contrary, the delivery of any Collateral or any certificates, titles, Instruments, Chattel Paper or Documents evidencing or in connection with such Collateral to the Administrative Agent under and in accordance with the Senior Debt Documents, the granting of “control” (as defined in the UCC) over Collateral and/or the assignment of any Collateral to the Administrative Agent under and in accordance with Senior Debt Documents, shall constitute compliance by the Grantors with the provisions of this Agreement which require delivery, possession, control and/or assignment of certain types of Collateral until such time as Payment in Full (as defined in the Subordination Agreement) has occurred.

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Section 7.6     Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by the Security Agent or any Secured Party to collect such deficiency.

Section 7.7     Non-Judicial Enforcement. The Security Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Security Agent to enforce its rights by judicial process.

Section 7.8     Subordination Agreement.

 For the avoidance of doubt, Article VII is specifically subject to the terms of the Subordination Agreement.

ARTICLE VIII

SECURITY AGENT

Section 8.1     Security Agent’s Appointment as Attorney-in-Fact.

(a)    Each Grantor hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Security Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

 (i)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

 (ii)          execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

 (iii)         (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenev er payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in

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respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) d efend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Security Agent may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Security Agent shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and do, at the Security Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Security Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Agent’s an d the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, the Security Agent agrees, subject to the terms of the Subordination Agreement, that it will not exercise any rights under the power of attorney provided for in this subsection unless Event of Default shall have occurred and be continuing. The Security Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Security Agent shall have no liability for the failure to provide any such notice.

(b)    If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Security Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The expenses of the Security Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate of 2% per annum from the date of payment by the Security Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Security Agent on demand.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.2     Duty of the Security Agent. The sole duty of the Security Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account, and the Security Agent shall be deemed to have exercised reasonable care in the cus tody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Security Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay

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in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Security Agent and the Secured Parties hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon the Security Agent or the Secured Parties to exercise any such powers. The Security Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as de termined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, the Security Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Security Agent or any Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy w hich the Security Agent or any Secured Party now has or may hereafter have against any Grantor or other Person.

Section 8.3     Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Security Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Security Agent reasonably determines appropriate to perfect the security intere sts of the Security Agent under this Agreement. Additionally, each Grantor authorizes the Security Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.4     Appointment of Security Agent; Authority of Security Agent.

Each Secured Party hereby appoints and authorizes the Security Agent to act as the Security Agent hereunder and the Security Agent hereby accepts such appointment. The Security Agent is hereby authorized by the Secured Parties to execute, deliver and perform this Agreement and each Secured Party agrees to be bound by all of the agreements of the Security Agent contained herein. Each Grantor acknowledges that the rights and responsibilities of the Security Agent under this Agreement with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Security Agent and the other Secured Parties, be governed by such other agreements with re spect thereto as may exist from time to time among them, but, as between the Security Agent and the Grantors, the Security Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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ARTICLE IX

SUBORDINATION OF INDEBTEDNESS

Section 9.1     Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person o r Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.2     Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Security Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to the Security Agent for the ratable benefit of the Secured Parties for application against the Secured Obligations. Should the Security Agent or any Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations, the intended recipient shall become subrogated to the rights of the Security Agent and the Secured Parties to the extent that such payments to the Security Agent and the Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Security Agent and the Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.3     Payments Held in Trust. In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Security Agent and the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Security Agent, for the ratable benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Security Agent.

Section 9.4     Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Security Agent or any Secured Party presently exist or are hereafter created or attach. Without th e prior written consent of the Security Agent, no Grantor, during the period in which any of the Secured Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.5     Notation of Records. Upon the request of the Security Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held

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by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

Section 9.6       Subordination Agreement.

 For the avoidance of doubt, Article IX is specifically subject to the terms of the Subordination Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1     Waiver. No failure on the part of the Security Agent or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege hereunder or any document executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of such documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Security Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including any rights of set-off.

Section 10.2     Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 8.1 of the Purchase Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 10.3     Payment of Expenses, Indemnities.

(a)      Each Grantor agrees to pay or promptly reimburse the Security Agent and each other Secured Party for all advances, charges, costs and expenses (including all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by the Security Agent or any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Security Agent or any Secured Party under, this Agreemen t, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other documents executed in connection herewith to which such Grantor is a party.

(b)      Each Grantor agrees to pay, and to save the Security Agent and each Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to

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any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement.

(c)      All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to the Security Agent or any Secured Party upon demand.

Section 10.4     Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by each of the parties hereto.

Section 10.5     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Security Agent, the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of the Security Agent.

Section 10.6     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.7     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed c ounterpart hereof.

Section 10.8     Survival. The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of this Agreement. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Perso n under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Security Agent’s Liens, security interests, rights, powers and remedies under this Agreement and any other documents executed in connection herewith shall continue in full force and effect. In such event, each applicable document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested the Security Agent or any Secured Party to effect such reinstatement.

Section 10.9     Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10  No Oral Agreements. This Agreement embodies the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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Section 10.11   Governing Law; Submission to Jurisdiction.

(a)      This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York.

(b)      Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permi tted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Security Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Grantors or their properties in the courts of any jurisdiction.

(c)      Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.12   WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEE K TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.13   Acknowledgments.

(a)       Each Grantor hereby acknowledges that:

(i)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

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(ii)       neither the Security Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, and the relationship between the Grantors, on the one hand, and the Security Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)      no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Security Parties and the Grantors.

(b)      Each of the parties hereto specifically agrees that it has a duty to read this Agreement and agrees that it is charged with notice and knowledge of the terms of this Agreement; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement; and has received the advice of its attorney in entering into this Agreement; and that it recognizes that certain of the terms of this Agreement result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenant s that it will not contest the validity or enforceability of any exculpatory provision of this Agreement on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.

(c)      Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Security Agent, any Secured Party or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum e xtent permitted by law.

Section 10.14   Additional Grantors. Each Person that is required to become a party to any Senior Debt Document pursuant to Section 5.12 of the Senior Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex I.

Section 10.15   Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim any Secured Party may otherwise have, each Secured Party shall have the right and be entitled, at its option, to offset (i) balances held by it or by any of its affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Grantor thereof; provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.16   ReleasesRelease Upon Payment in Full. Upon the complete payment in full of all Secured Obligations, the Security Agent, at the written request and expense of the Grantors, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Security Agent has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination

31

statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.

(b)       Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Senior Credit Agreement, then the Security Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral of such Grantor, made without recourse, representation, warranty or other assurance of any kind; provided that in the case of any sale, transfer or disposition other than in connection with an exercise of remedies under the Senior Debt Documents during the continuance of an “Event of Default” under the Senior Credit Agreement, (i) the purchaser or transferee of such Collateral agrees to assume the Secured Obligations of the relevant Grantor and (ii) either such purchaser’s or transferee’s creditworthiness is satisfactory to the Security Agent or such purchaser or transferee pledges its assets to secure the Obligations in a manner satisfactory to the Security Agent. At the request and sole expense of any Grantor, such Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Senior Credit Agreement; provided that the applicable Grantor shall have delivered to the Security Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification stating that such transaction is in compliance with the Senior Credit Agreement and other Senior Debt Documents.

(c)       Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Security Agent or any Secured Party hereunder, including any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Security Agent and the Secured Parties shall have applied payments (including collections from Collateral) towards the Secured Obligations in the full amoun t then outstanding or until such subsequent time as is provided in subsection (a) of this Section.

Section 10.17   Reinstatement. The obligations of each Grantor under this Agreement (including with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Security Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.18   Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Security Agent and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Security Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Seller Guaranty and Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DAKOTA PLAINS TRANSLOADING, LLC

By:	/s/ Gabriel C. Claypool
Name: Gabriel C. Claypool
Title: President, Chief Executive Officer and Secretary

DAKOTA PLAINS SAND, LLC

By:	/s/ Gabriel C. Claypool
Name: Gabriel C. Claypool
Title: President, Chief Executive Officer and Secretary

DAKOTA PLAINS MARKETING, LLC

By:	/s/ Gabriel C. Claypool
Name: Gabriel C. Claypool
Title: President, Chief Executive Officer and Secretary

DAKOTA PLAINS HOLDINGS, INC.

By:	/s/ Gabriel C. Claypool
Name: Gabriel C. Claypool
Title: President and Chief Operating Officer

Signature Page to
Seller Guaranty and Security Agreement

Acknowledged and Agreed to as of the date hereof:

WORLD FUEL SERVICES CORPORATION, as Security Agent and as Secured Party

By:	/s/ Ira M. Birns
Name: Ira M. Birns
Title: Executive Vice President and CFO

PETROLEUM TRANSPORT SOLUTIONS, LLC, as Secured Party

By:	/s/ Ronald Crowell
Name: Ronald Crowell
Title: SVP - Finance

WORLD FUEL SERVICES, INC., as Secured Party

By:	/s/ Ronald Crowell
Name: Ronald Crowell
Title: SVP - Finance

WESTERN PETROLEUM COMPANY, as Secured Party

By:	/s/ Ronald Crowell
Name: Ronald Crowell
Title: SVP - Finance

Signature Page to
Seller Guaranty and Security Agreement

ANNEX I

Form of Joinder Agreement

THIS JOINDER AGREEMENT, dated as of [_____] (this “Joinder Agreement”), is made by [NAME OF NEW SUBSIDIARY], a [state of incorporation] [corporation] (the “Additional Grantor”), in favor of WORLD FUEL SERVICES CORPORATION, as security agent (the “Security Agent”). All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement (as defined below).

WHEREAS, DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (‘Dakota Plains Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Plains Sand”), DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Plains Marketing”) and DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”) have entered that certain Membership Interest Purchase Agreement, dated as of the date hereof, with PTS (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, Holdings and certain of their Subsidiaries have entered into the Seller Guaranty and Security Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Security Agent; and

WHEREAS, the Guaranty and Security Agreement requires the Additional Grantor to become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty and Security Agreement;

NOW, THEREFORE, it is agreed:

Section 1          Guaranty and Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 10.14 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, her eby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Security Agent, for the ratable benefit of the Secured Parties, a security interest in all Collateral now owned or at any time hereafter acquired by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder. The information set forth in Schedule A hereto is hereby added to the information set forth in Schedules 1 through 11 to the Guaranty and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guaranty and Security Agreement is true and correct on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

Section 2         Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

WORLD FUEL SERVICES CORPORATION, as Security Agent

By:
Name:
Title:

Annex I

SCHEDULE A

Supplement to Schedules of
Guaranty and Security Agreement

Annex I

ANNEX II

Form of Intellectual Property Security Agreement

THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [_____] (this “Security Agreement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of WORLD FUEL SERVICES CORPORATION, as security agent (the “Security Agent”). All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement (as defined below).

WHEREAS, DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (‘Dakota Plains Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Plains Sand”), DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Plains Marketing”) and DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”) have entered that certain Membership Interest Purchase Agreement, dated as of the date hereof, with PTS (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, Holdings and certain of their Subsidiaries, including the Grantor, have entered into the Seller Guaranty and Security Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Security Agent; and

WHEREAS, the Guaranty and Security Agreement requires the Grantor to execute and deliver this Security Agreement;

NOW, THEREFORE, in consideration of the premises the Grantor hereby agrees as follows:

Section 1          Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2         Grant of Security Interest in [Copyright][Patent][Trademark] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby pledges, assigns and transfers to the Security Agent for the ratable benefit of the Secured Parties and grants to the Securi ty Agent for the ratable benefit of the Secured Parties a security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright][Patent][Trademark] Collateral”):

[(i)           all of its Copyrights and all Copyright Licenses providing for the grant by or to the Grantor of any right under any Copyright, including, those referred to on Schedule I hereto;

(ii)            all renewals, reversions and extensions of the foregoing; and

(iii)           all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)           all of its Patents and all Patent Licenses providing for the grant by or to the Grantor of any right under any Patent, including those referred to on Schedule I hereto;

(ii)            all reissues, reexaminations, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing; and

(iii)           all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)           all of its Trademarks and all Trademark Licenses providing for the grant by or to the Grantor of any right under any Trademark, including those referred to on Schedule I hereto;

(ii)           all renewals and extensions of the foregoing;

(iii)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(iv)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3          Guaranty and Security Agreement. The security interest granted pursuant to this Security Agreement is granted in conjunction with the security interest granted to the Security Agent pursuant to the Guaranty and Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Security Agent with respect to the security interest in the [Copyright][Patent][Tra demark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict or inconsistency between this Security Agreement and the Guaranty and Security Agreement (or any portion hereof or thereof), the terms of the Guaranty and Security Agreement shall prevail.

Section 4          Representation and Warranty. Schedule I correctly sets forth all applied for and federally registered [Copyrights and exclusive Copyright Licenses][Patents][Trademarks] owned by such Grantor in its own name as of the date hereof.

Section 5          Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its [Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses subject to a security interest hereunder.

Section 6          Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.< /div>

Annex II

Section 7          Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Annex II

           IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

WORLD FUEL SERVICES CORPORATION, as Security Agent

By:
Name:
Title:

Annex II

ACKNOWLEDGMENT OF GRANTOR

State of	)
) ss.
County of	)

On this ___ day of ____________, 20__ before me personally appeared ____________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said company.

Notary Public

Annex II

SCHEDULE I

[Copyrights and Copyright Licenses][Patents][Trademarks]

I.           REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]

[Include registration number and date]

II.          [COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS

[Include application number and date]

[III.       EXCLUSIVE COPYRIGHT LICENSES]

[Include complete legal description of agreement (name of agreement, parties and date)]

Annex II

ANNEX III

Form of Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Seller Guaranty and Security Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made by DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company, DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company and DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company, DAKOTA PLAINS HOLDINGS, INC., a Nevada c orporation, and the other Grantors parties thereto for the benefit of WORLD FUEL SERVICES CORPORATION, as security agent (the “Security Agent”). The undersigned agrees for the benefit of the Security Agent and the Secured Parties defined therein as follows:

1.           The undersigned will be bound by the terms of the Agreement relating to the Pledged Securities issued by the undersigned and will comply with such terms insofar as such terms are applicable to the undersigned.

2.           The undersigned will notify the Security Agent promptly in writing of the occurrence of any of the events described in Section 6.9(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.

3.           The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.1(c) or 7.5 of the Agreement with respect to the Pledged Securities issued by the undersigned.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:
[_____]
[_____]
Attention: [_____]
Telecopy Number: [_____]